Exhibit 99.2

J.B. Hunt Transport Services, Inc.	Contact: Brad Delco
615 J.B. Hunt Corporate Drive	Senior Vice President – Finance
Lowell, Arkansas 72745	(479) 820-2723
(NASDAQ: JBHT)

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. ANNOUNCES ADDITIONAL $500 MILLION SHARE REPURCHASE AUTHORIZATION

LOWELL, Ark., July 21, 2022 - J.B. Hunt Transport Services, Inc. (NASDAQ:JBHT) announced today that its Board of Directors adopted a new share repurchase program authorizing the repurchase of an additional $500 million of the Company’s common stock. The specific timing and amount of the repurchase will vary based on market conditions, cash flows, securities law limitations and other factors. The repurchase program may be suspended, extended or discontinued at any time without prior notice.

About J.B. Hunt

J.B. Hunt Transport Services, Inc., an S&P 500 company, provides innovative supply chain solutions for a variety of customers throughout North America. Utilizing an integrated, multimodal approach, the company applies technology-driven methods to create the best solution for each customer, adding efficiency, flexibility, and value to their operations. J.B. Hunt services include intermodal, dedicated, refrigerated, truckload, less-than-truckload, flatbed, single source, final mile, and more. J.B. Hunt Transport Services, Inc. stock trades on NASDAQ under the ticker symbol JBHT and is a component of the Dow Jones Transportation Average. J.B. Hunt Transport, Inc. is a wholly owned subsidiary of JBHT. For more information, visit www.jbhunt.com